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                                                                     Exhibit (i)

         March 28, 2000



Securities and Exchange Commission
450 Fifth Street, NW

Washington, D.C.  20549

                  IBJ Funds Trust (File Nos. 33-83430 and 811-8738)

Dear Sir/Madam:

                  As counsel to IBJ Funds Trust (the "Trust"), we have reviewed Post-Effective Amendment No. 9 to the Trust's Registration Statement on Form N-1A (the "Amendment"). The Amendment is being filed pursuant to Rule 485 of the 1933 Act and it is proposed that it will become effective on March 30, 1999.

                  Based on our review, we advise you that the Amendment does not include disclosure which we believe would render it ineligible to become effective under paragraph (b) of Rule 485.

                  It is our opinion that the securities being registered will when sold, be legally issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 9 and consent to the reference to our firm as Counsel.

                                           Very truly yours,


                                  Paul, Weiss, Rifkind, Wharton & Garrison

JMJ:52189